EXHIBIT 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Peter Loretto, Chief Executive Officer of Trans-Orient Petroleum Ltd., and Barry MacNeil, Chief Financial Officer of Trans-Orient Petroleum Ltd., certify that:

1.	The annual report on Form 20-F of Trans-Orient Petroleum Ltd. for the period ending July 31, 2006 (with other information to December 29, 2006 except where noted) (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Trans-Orient Petroleum Ltd.

Date: January 26, 2007

/s/ Peter Loretto

Peter Loretto
President,
Chief Executive Officer and
Director
(the principal executive officer)

/s/ Barry MacNeil
Barry MacNeil
Corporate Secretary,
Chief Financial Officer and
Director
(the principal financial officer)